Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-237624) of Capital Senior Living Corporation,

(2)	Registration Statement (Form S-8 No. 333-143403, and S-8 No. 333-204351) pertaining to the 2007 Omnibus Stock and Incentive Plan for Capital Senior Living Corporation,

(3)	Registration Statement (Form S-8 No. 333-229160) pertaining to employment inducement awards outside of a plan,

(4)	Registration Statement (Form S-8 No. 333-231622) pertaining to the 2019 Omnibus Stock and Incentive Plan for Capital Senior Living Corporation, and

(5)	Registration Statement (Form S-8 No. 333-233692) pertaining to employment inducement awards outside of a plan;

of our reports dated March 31, 2021, with respect to the consolidated financial statements of Capital Senior Living Corporation included in this Annual Report (Form 10-K) of Capital Senior Living Corporation for the year ended December 31, 2020.

/s/ Ernst & Young LLP

Dallas, Texas

March 31, 2021